UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2026

Brookfield Asset Management Ltd.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-41563	98-1702516
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employee Identification No.)

Brookfield Place

225 Liberty Street, 8th Floor

New York, New York, 10281-1048

(Address of Principal Executive Offices)

(212) 417-7000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Limited Voting Shares	BAM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On April 17, 2026, Brookfield Asset Management Ltd. (“BAM”) completed its offering of US$550,000,000 aggregate principal amount of 4.832% senior notes due 2031 (the “2031 Notes”) and US$450,000,000 aggregate principal amount of 5.298% senior notes due 2036 (the “2036 Notes”, and together with the 2031 Notes, the “Notes”).

The Notes were issued pursuant to an Indenture, dated as of April 24, 2025 (the “Base Indenture”), by and among BAM, Computershare Trust Company of Canada, as Canadian Trustee (the “Canadian Trustee”), and Computershare Trust Company, National Association, as U.S. trustee (the “U.S. Trustee”), as supplemented by the Fourth Supplemental Indenture, dated as of November 18, 2025 (the “Fourth Supplemental Indenture”), as supplemented by the Supplemental Indenture to the Fourth Supplemental Indenture, dated as of April 17, 2026 (together with the Fourth Supplemental Indenture, the “Supplemented Fourth Supplemental Indenture”), in respect of the 2036 Notes, by and among BAM, the Canadian Trustee and the U.S. Trustee, and the Fifth Supplemental Indenture, dated as of April 17, 2026, in respect of the 2031 Notes (the “Fifth Supplemental Indenture”), by and among BAM, the Canadian Trustee and the U.S. Trustee. The Base Indenture, as supplemented by the Fourth Supplemental Indenture and the Supplemented Fourth Supplemental Indenture or the Fifth Supplemental Indenture, as applicable, is hereinafter referred to as the “Indenture”.

The 2031 Notes bear interest at 4.832% per annum and will mature on April 15, 2031. Interest on the 2031 Notes is payable on April 15 and October 15 of each year, beginning October 15, 2026. The 2036 Notes bear interest at 5.298% per annum and will mature on January 15, 2036. The 2036 Notes form part of the same series and, except for the issue date and the issue price, have the same terms as the outstanding $400,000,000 aggregate principal amount of 5.298% notes due January 15, 2036. Interest on the 2036 Notes is payable on January 15 and July 15 of each year, beginning July 15, 2026. BAM will be required to pay additional amounts in connection with the Notes in the event that BAM is required to withhold or deduct certain taxes by law or by the interpretation or administration thereof.

At any time and from time to time prior to March 15, 2031 (the date that is one month prior to the maturity date of the 2031 Notes), BAM may redeem the 2031 Notes, in whole or in part, at a “make-whole” redemption price as described in the Indenture. At any time and from time to time on or after March 15, 2031, BAM may redeem some or all of the 2031 Notes at a redemption price equal to 100% of the principal amount of the 2031 Notes to be redeemed plus accrued and unpaid interest thereon to the redemption date as described in the Indenture.

At any time and from time to time prior to October 15, 2035 (the date that is three months prior to the maturity date of the 2036 Notes), BAM may redeem the 2036 Notes, in whole or in part, at a “make-whole” redemption price as described in the Indenture. At any time and from time to time on or after October 15, 2035, BAM may redeem some or all of the 2036 Notes at a redemption price equal to 100% of the principal amount of the 2036 Notes to be redeemed plus accrued and unpaid interest thereon to the redemption date as described in the Indenture. BAM may also redeem the Notes in the event of certain changes affecting Canadian withholding tax.

The Indenture contains certain restrictions, including a limitation that restricts BAM’s ability to incur liens. The Indenture also provides that BAM will be required to make an offer to purchase the Notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest to the date of repurchase upon the occurrence of certain change of control events.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
4.1	Indenture, dated as of April 24, 2025, among Brookfield Asset Management Ltd., Computershare Trust Company of Canada and Computershare Trust Company, National Association (incorporated by reference to Exhibit 4.1 of Brookfield Asset Management Ltd.’s Current Report on Form 8-K filed April 24, 2025)
4.2	Fourth Supplemental Indenture, dated as of November 18, 2025, among Brookfield Asset Management Ltd., Computershare Trust Company of Canada and Computershare Trust Company, National Association (incorporated by reference to Exhibit 4.3 of Brookfield Asset Management Ltd.’s Current Report on Form 8-K filed November 18, 2025).
4.3	Supplemental Indenture to the Fourth Supplemental Indenture, dated as of April 17, 2026, among Brookfield Asset Management Ltd., Computershare Trust Company of Canada and Computershare Trust Company, National Association.
4.4	Fifth Supplemental Indenture, dated as of April 17, 2026, among Brookfield Asset Management Ltd., Computershare Trust Company of Canada and Computershare Trust Company, National Association.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 17, 2026

Brookfield Asset Management Ltd.

By:	/s/ Kathy Sarpash
Name:	Kathy Sarpash
Title:	Managing Director, Legal & Regulatory and Corporate Secretary